UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-16427	37-1490331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (904) 438-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
Floating Rate Senior Notes due 2028	FIS28C	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29A	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.450% Senior Notes due 2030	FIS30A	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2026, Fidelity National Information Services, Inc. (the “Company”) and Caroline Tsai agreed that Ms. Tsai will step down as the Company’s Chief Legal & Corporate Affairs Officer and Corporate Secretary, effective as of July 1, 2026. Ms. Tsai joined the Company in 2022 and helped guide the Company through the divesture of Worldpay and the acquisition of TSYS from Global Payments.

It is expected that Ms. Tsai will serve as a non-executive employee/senior advisor of the Company to assist with the orderly transition of her responsibilities until September 1, 2026. Upon separation, she will receive the severance and other benefits payable upon a termination without cause or for good reason, pursuant to her employment agreement, the terms of which were disclosed in the Company’s proxy statement on Schedule 14A filed with the SEC on April 28, 2026.

Effective July 1, 2026, Chip Keller, the Company’s Chief Compliance Officer and Corporate Secretary, will become the Company’s Chief Legal Officer and Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026	Fidelity National Information Services, Inc. (Registrant)

	By:	/s/ Bob Toohey
	Name:	Bob Toohey
	Title:	Chief People Officer